As filed with the Securities and Exchange Commission on September 4, 1998



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                --------------
                      AUTONOMOUS TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                Florida                                 59-2554729
        (State of incorporation)            (I.R.S. Employer Identification No.)

                 2800 Discovery Drive, Orlando, Florida 32826
                   (Address, of Principal Executive Offices)

          AUTONOMOUS TECHNOLOGIES CORPORATION 1995 STOCK OPTION PLAN
                           (Full title of the plan)

                                 Randy W. Frey
                      Autonomous Technologies Corporation
                 2800 Discovery Drive, Orlando, Florida 32826
                    (Name and address of agent for service)

                                (407) 282-1262
         (Telephone number, including area code, of agent for service)

                               with a copy to :
                            William A. Grimm, Esq.
                         Gray, Harris & Robinson, P.A.
            201 E. Pine Street, Suite 1200, Orlando, Florida 32801

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                                    Proposed Maximum
                                                Proposed Maximum       Aggregate
          Title of               Amount to      Offering Price Per      Offering           Amount of
Securities to be Registered    be Registered          Share              Price         Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,                    1,200,000            (1) $3.8125      (1) $4,575,000             $1,350
$0.01 value                       shares
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), upon the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on September 2, 1998. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

                          INCORPORATION OF CONTENTS OF
                  EARLIER REGISTRATION STATEMENT BY REFERENCE

The purpose of this Registration Statement is to register an additional 1,200,000 shares of the Registrant's Common Stock, par value $0.01 per share, in connection with the Registrant's 1995 Stock Option Plan, as amended. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement (Registration No. 333-13581) on Form S-8 filed with the Securities and Exchange Commission on October 7, 1996, are incorporated herein by reference.


EXHIBITS


Exhibit No.  Description of Exhibit

4.1 Third Amended and Restated Articles of Incorporation of Autonomous Technologies Corporation (Incorporated herein by reference to Current Report on Form 8-K filed August 18, 1998)

5.1          Opinion of Gray, Harris & Robinson, P.A.

10.1 Autonomous Technologies Corporation 1995 Stock Option Plan, as amended

23.1         Consent of Gray, Harris & Robinson, P.A. (included within Exhibit
             5.1)

23.2         Consent from Arthur Andersen LLP

24.1         Power of Attorney (See page 2)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on the 4/th/ day of September, 1998.

AUTONOMOUS TECHNOLOGIES CORPORATION


By:     /s/ Randy W. Frey                              Date:  September 4, 1998
     -----------------------------------------
     Randy W. Frey
     Chairman of the Board and Chief Executive Officer



By:     /s/ Monty K. Allen                             Date:  September 4, 1998
     -----------------------------------------
     Monty K. Allen
     Vice President, Treasurer, Chief Financial Officer and Principal Accounting Officer


                               POWER OF ATTORNEY

We, the undersigned, officers and directors of Autonomous Technologies Corporation, hereby severally constitute Randy W. Frey and Monty K. Allen, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Autonomous Technologies Corporation to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

Signature                                                   Title                               Date
------------------------------------  -------------------------------------------------  ------------------
 /s/ Randy W. Frey                    Chief Executive Officer and Chairman of the Board  September 4, 1998
------------------------------------
     Randy W. Frey

 /s/ Richard C. Capozza               Director, President and Chief Operating Officer    September 4, 1998
------------------------------------
     Richard C. Capozza, Ph.D.

 /s/ G. Arthur Herbert                Director                                           September 4, 1998
------------------------------------
     G. Arthur Herbert

 /s/ Timothy Barabe                   Director                                           September 4 , 1998
------------------------------------
     Timothy Barabe

 /s/ Richard H. Keates                Director                                           September 4, 1998
------------------------------------
     Richard H. Keates, MD

 /s/ Whitney A. McFarlin              Director                                           September 4, 1998
------------------------------------
     Whitney A. McFarlin


                               INDEX TO EXHIBITS

Exhibit No.     Description of Exhibit
4.1             Third Amended and Restated Articles of Incorporation of
                Autonomous Technologies Corporation (Incorporated herein by reference to Current Report on Form 8-K filed August 18, 1998)

5.1             Opinion of Gray, Harris & Robinson, P.A.

10.1 Autonomous Technologies Corporation 1995 Stock Option Plan, as amended

23.1            Consent of Gray, Harris & Robinson, P.A. (included within
                Exhibit 5.1)

23.2            Consent from Arthur Andersen LLP

24.1            Power of Attorney (See page 2)
